                                                                     EXHIBIT 4-D









                 --------------------------------------------


                          STOCK AND WARRANT AGREEMENT


                          Dated as of August 11, 1995

                                    between

                          Unimed Pharmaceuticals, Inc.

                                      and

                      Laboratoires Besins Iscovesco, S. A.


                 --------------------------------------------

                               TABLE OF CONTENTS
                          (not part of this Agreement)

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                                                                            PAGE

                                   ARTICLE 1

                                  DEFINITIONS                                 1

                                   ARTICLE 2

                               ISSUANCE OF SHARES                             2
    2.1    Issuance of Shares...............................................  2
    2.2    Closing..........................................................  2

                               ARTICLE 3

                    AMOUNT AND TERMS OF THE WARRANT                           2
    3.1    Issuance of Warrant..............................................  2
    3.2    Exercise Price...................................................  2
    3.3    Expiration.......................................................  2

                                   ARTICLE 4

                              CONDITIONS TO CLOSING                           3
    4.1    Conditions to Investor's Obligations at Closing..................  3
           (a)    Documents and Instruments Delivered at Closing............  3
           (b)    Representations and Warranties True.......................  3
           (c)    Effect of Breach of Warranty or Failure of Condition......  3
    4.2    Conditions to Company's Obligations at Closing...................  3
           (a)    Delivery..................................................  3
           (b)    Representations and Warranties True.......................  3
           (c)    Consents Obtained.........................................  4
           (d)    No Material Adverse Change................................  4
           (e)    Absence of Litigation, Etc. ..............................  4

                                   ARTICLE 5

                          REPRESENTATIONS AND WARRANTIES                      4
    5.1    Representations and Warranties of the Company at Closing.........  4
           (a)    Existence and Power.......................................  4
           (b)    Subsidiaries..............................................  4
           (c)    Authority, Execution, Delivery and Enforceability.........  4
           (d)    Capital Stock.............................................  4
           (e)    Valid Issuance of Shares..................................  5
           (f)    No Conflicts..............................................  5
           (g)    No Consents Required......................................  5
           (h)    Compliance with Laws......................................  5
           (i)    No Material Adverse Change................................  5
           (j)    Litigation and Adverse Facts..............................  5
           (k)    Exemption From Federal and State Securities Laws..........  5
           (l)    Absence of Default on Material Contracts..................  6
           (m)    Broker's Fees.............................................  6

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
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                                                                            PAGE

           (n)    Registration Rights.......................................  6
    5.2    Representations and Warranties of The Investor...................  6
           (a)    Power, Authority and Authorization........................  6
           (b)    Purchase Entirely for Own Account.........................  6
           (c)    Disclosure of Information.................................  6
           (d)    Investment Experience.....................................  6
           (e)    Accredited Investor.......................................  7
           (f)    Restricted Securities.....................................  7
           (g)    Further Limitations on Disposition........................  7
           (h)    Legends...................................................  7
           (i)    Broker's Fees.............................................  7

                                   ARTICLE 6

                                   COVENANTS                                  7
    6.1    Maintain Exchange Act Registration and Listing...................  7
    6.2    Perfect Securities Act and Blue Sky Exemptions...................  8
    6.3    Limitation on Other Registration Rights..........................  8

                                   ARTICLE 7

                                 MISCELLANEOUS                                8
    7.1    Assignments......................................................  8
    7.2    Notices..........................................................  8
    7.3    Execution in Counterparts........................................  9
    7.4    Headings.........................................................  9
    7.5    Exhibit and Schedule References..................................  9
    7.6    Publicity........................................................  9
    7.7    Binding Effect; Governing Law....................................  9
    7.8    Severability.....................................................  9
    7.9    Submission to Jurisdiction.......................................  9


SIGNATURES ................................................................. 10

                                   EXHIBITS:

    Exhibit A     --     Form of Warrant
    Exhibit B     --     Registration Rights Agreement





                                     (ii)

                          STOCK AND WARRANT AGREEMENT


     THIS STOCK AND WARRANT AGREEMENT (the "Agreement") is made and entered into as of this 11th day of August, 1995, between UNIMED PHARMACEUTICALS, INC., a Delaware corporation (the "Company") and LABORATOIRES BESINS ISCOVESCO, S.A., a corporation organized under the laws of France (the "Investor").

                                R E C I T A L S:

     WHEREAS, the Company and the Investor intend to enter into an agreement relating to the research, development and licensing of certain pharmaceutical products owned by Investor; and

     WHEREAS, Investor desires to acquire an equity interest in the Company;
and

     WHEREAS, the Company is willing to issue shares of its common stock to the Investor, and to issue a warrant to purchase additional shares of common stock, subject to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Investor and the Company hereby agree as follows:


                                  ARTICLE 1

                                  DEFINITIONS

     In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings indicated for purposes of this
Agreement:

     Affiliate as applied to any Person means (a) any other Person directly or indirectly controlling, controlled by, or under common control with, that Person or (b) any other Person that owns or controls 5% or more of any class of equity securities of that Person or any of its Affiliates.

     Closing is defined in Section 2.2.

     Closing Date means August 11, 1995, or such other date as the parties shall agree shall be the date on which the Closing shall occur.

     Governmental Authority means any federal, state, local, foreign or other governmental administrative body, instrumentality, department agency, court, tribunal, administrative hearing body, arbitration panel, commission or other similar dispute-resolving panel or body.

     License Agreement means that certain License Agreement dated the date hereof, between the Company and the Investor.

     Material Adverse Effect means, with respect to the Company or any of its Subsidiaries, any material adverse change (after giving effect to the transactions contemplated hereby) in the business, operations, prospects, condition (financial or otherwise), properties or assets of the Company and its Subsidiaries, taken as a whole, when any such material adverse change is taken individually or in the aggregate with all other instances in which the definition of "Material Adverse Effect" is applicable.

     Person means an individual, partnership, corporation (including business trust), joint stock company, trust, unincorporated association, financial institution, joint venture or other entity, or a government or any political subdivision or agency thereof.

     Registration Rights Agreement shall mean that certain Registration Rights Agreement between the Investor and the Company, in substantially the form of Exhibit A attached hereto.

     Securities means the Shares and Warrant to be issued to the Investor at the Closing and the Shares issuable upon exercise of the Warrant.

     Securities Act means the Securities Act of 1933, as amended.

     Shares means the shares of common stock, par value $0.25 per share, of the Company.

     Subsidiary of any Person means any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by such Person, by such Person and one or more of such Person's other Subsidiaries or by one or more of such Person's other Subsidiaries.

     Warrant means a warrant of the Company to purchase Shares, in substantially the form of Exhibit B attached hereto.


                                  ARTICLE 2

                               ISSUANCE OF SHARES

     2.1 Issuance of Shares. Subject to the terms and conditions of this Agreement, and in partial consideration of the grant by the Investor of the license under the License Agreement, the Company agrees to issue to the Investor, 145,100 Shares, of which 72,600 Shares shall be issued and delivered five (5) business days after the date hereof, and 72,500 Shares shall be issued and delivered on January 15, 1996.

     2.2 Closing. The Closing shall take place at the offices of the Company, 2150 East Lake Cook Road, Buffalo Grove, IL at 10:00 am on the Closing Date, or at such other time and place as the Company and Investor mutually agree upon orally or in writing (which time and place are designated as the "Closing").
At the Closing, the Company shall deliver to the Investor a certificate representing the Shares issued, against delivery of the License Agreement and the satisfaction by the Investor to all of its obligations which occur at closing thereunder.




                                  ARTICLE 3

                        AMOUNT AND TERMS OF THE WARRANT

     3.1 Issuance of Warrant. At the Closing, the Company shall issue to the Investor a Warrant to purchase 72,550 Shares.

     3.2 Exercise Price. The exercise price for the Warrant shall be $8.00 per Share, subject to antidilution and other provisions as set forth in the Warrant.

     3.3 Expiration. The Warrant shall expire ten (10) years after the date of issue.

                                  ARTICLE 4

                             CONDITIONS TO CLOSING

     4.1 Conditions to Investor's Obligations at Closing. The obligation of Investor to close the transactions contemplated hereby is subject to the satisfaction of each of the following conditions precedent:

           (a) Documents and Instruments Delivered at Closing. Investor shall have received (except as noted or waived by Investor in writing) the following documents and instruments:

                 (i) The Shares to be issued at the Closing Date in the name of the Investor;

                 (ii)   The Warrant, issued in the name of the Investor;

                 (iii) Fully executed counterparts of the Registration Rights Agreement;

                 (iv)   Fully executed counterparts of the License Agreement.


                 (v) A certificate of the Company, signed by the Secretary on behalf of the Company, as to resolutions of the Company, adopting and approving this Agreement and the exhibits hereto, and the transactions contemplated hereby and thereby; and

                 (vi) A certificate signed by the Chief Executive Officer and
            Chief Financial Officer of the Company, with respect to the matters set forth in Section 4.1(b).

           (b) Representations and Warranties True. (i) The representations and warranties made by the Company herein, in the Registration Rights Agreement and the Warrant shall be true and correct in all material respects on the Closing Date and (ii) all covenants contained herein and in such other agreements to be performed by the Company prior to the Closing Date shall have been performed or waived in writing by the Investor.


           (c) Effect of Breach of Warranty or Failure of Condition. In the event of any breach of representation or warranty by the Company prior to the Closing, of which the Investor has knowledge, or in the event of a failure to satisfy any condition to Investor's obligation to the Closing, Investor shall have the option of waiving such breach or failure of condition and closing the transactions contemplated hereby, or terminating this Agreement. If Investor chooses to terminate this Agreement, then no person shall have any rights or obligations hereunder, under the Registration Rights Agreement or the Warrant. If the Investor elects to close notwithstanding such breach of warranty or failure of condition, then Investor shall not have any claim against the Company for breach hereunder with respect to the matter so waived.

     4.2 Conditions to Company's Obligations at Closing. The obligation of the Company to close the transactions contemplated by the Closing is subject to the satisfaction of each of the following conditions precedent:

           (a) Delivery. The Company shall have received on or prior to the Closing Date, a counterpart of the Registration Rights Agreement, License Agreement and Supply Agreement, executed by the Investor;

           (b) Representations and Warranties True. (i) The representations and warranties made by the Investor herein and in the Registration Rights Agreement shall be true and correct in all material respects on the Closing Date and (ii) all covenants contained herein and in the Registration Rights Agreement to be performed by the Investor prior to the Closing Date shall have been performed the Investor.



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


           (c) Consents Obtained. All consents required to be obtained as a condition to the Closing shall have been obtained.

           (d) No Material Adverse Change. Since March 31, 1995, unless otherwise disclosed in the Company's filings with the Securities and Exchange Commission (the "SEC"), in this Agreement or in a Schedule hereto, no event shall have occurred which would have a Material Adverse Effect.

           (e) Absence of Litigation, Etc. No action, suit, investigation, proceeding or counterclaim of or before any Governmental Authority or other Person is pending or threatened against the Company challenging this Agreement or the transactions contemplated hereby or seeking any material damages in connection herewith or any judgment, order or injunction that would restrain, prohibit or impose materially adverse conditions on the transactions contemplated hereby.



                                  ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

     5.1 Representations and Warranties of the Company at Closing. The Company represents and warrants to Investor that on the date hereof and at the Closing:

           (a) Existence and Power. The Company is (i) a corporation duly formed, validly existing and in good standing in the jurisdiction of its formation, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted, except where the failure to do any of the above would not have a Material Adverse Effect and (ii) duly qualified and authorized to do business and in good standing in all jurisdictions where the failure to do so would have a Material Adverse Effect.

           (b) Subsidiaries. Except as set forth in Schedule 5.1(b), each material Subsidiary of the Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of its respective incorporation; and each Subsidiary is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where the failure to so qualify would have a Material Adverse Effect.

           (c) Authority, Execution, Delivery and Enforceability. The Company has the necessary corporate authority to execute, deliver and perform its obligations under this Agreement, the Registration Rights Agreement and to consummate the Closing. The Company has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement, Registration Rights Agreement and the Warrant and any other documents related thereto. This Agreement, the Registration Rights Agreement and the Warrant are, or when executed and delivered by the Company will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

           (d) Capital Stock. The capital stock of the Company consists of 12,000,000 shares of authorized common stock, par value $0.25 per share, of which 6,151,911 shares are duly and validly issued, fully paid and nonassessable. The Company has issued options, warrants and convertible securities covering an additional 1,415,292 shares of common stock, and has reserved for issuance to officers, directors, employees and consultants a total of 1,000,000 shares pursuant to stock option plans (which number of reserved shares under stock option plans includes options issued and which may be issued in the future under such plans). Except with respect to such options, warrants and convertible securities and antidilution provisions in such options, warrants and convertible securities (including options covering such shares so reserved), the Company has no agreement or commitments to issue any additional shares of common stock.

           (e) Valid Issuance of Shares. The Shares to be issued at the Closing, and those Shares which may be issued upon exercise of the Warrant, when issued, sold and delivered in accordance with the provisions of this Agreement and the Warrant, will be duly and validly issued, fully paid and nonassessable. The Shares to be issued upon exercise of the Warrant has been duly and validly reserved for issuance.


           (f) No Conflicts. Except as set forth on Schedule 5.1(f), neither the execution, delivery or performance by the Company of this Agreement, the Registration Rights Agreement and the Warrant nor the compliance by the Company with any of its obligations hereunder or thereunder, nor the consummation of any of the transactions contemplated hereby or thereby will (i) conflict with the Company's Certificate of Incorporation or By-laws or (ii) conflict with or result in a breach of, or constitute a default under, or result in the creation or imposition of, any Lien upon any of the Company's or its Subsidiaries' property or assets under (A) any indenture, mortgage, deed of trust or other instrument or agreement to which the Company or its Subsidiaries may be or become bound or to which any of the Company's property or assets may be or become subject or
      (B) any applicable law, rule, regulation, judgment, writ, order or decree of any Governmental Authority having jurisdiction over the Company's or its Subsidiaries' properties or assets.

           (g) No Consents Required. Except as set forth on Schedule 5.1(g), no order, license, consent, authorization or approval of, or exception by, or notice to or registration with, any Governmental Authority or any other Person, and no filing, recording, publication or registration of any kind, other than those which shall have been obtained or given at or prior to the Closing, is necessary or advisable in connection with the execution, delivery and performance by the Company of this Agreement, the Registration Rights Agreement or the Warrant or for the legality, validity, binding effect or enforceability thereof.

           (h) Compliance with Laws. Except as set forth in Schedule 5.1(h), neither the Company nor any of its material Subsidiaries is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, which violation would have a Material Adverse Effect and no such violation has been alleged and the Company and the Subsidiaries (i) have filed in a timely manner all reports, documents and other materials required to be filed by it with any Governmental Authority and the information contained in each of such filings is true, correct and complete in all material respects, except where failure to make such filings would not have a Material Adverse Effect and (ii) have retained all records and documentary evidence required to be retained by it pursuant to any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any Governmental Authority, except where failure to retain such records would not have a Material Adverse Effect.

           (i) No Material Adverse Change. Since December 31, 1994, there has been no adverse change in the Company's financial condition, business, operations or properties which would have a Material Adverse Effect, except as disclosed in the Company's Quarterly Report on Form 10-Q for its quarter ended March 31, 1995, in this Agreement or in a Schedule hereto.

           (j) Litigation and Adverse Facts. Except as set forth on Schedule 5.1(j), there is no action, suit, proceeding, investigation or administrative proceeding or arbitration by any Governmental Authority or other Person (including, without limitation, derivative actions) pending or known by the Company to be threatened with respect to the Company or any of its Subsidiaries or assets of any of the foregoing or any of the transactions contemplated hereby as to which there is a reasonable likelihood of a Material Adverse Effect.

           (k) Exemption From Federal and State Securities Laws. Based upon the representations of the Investor, the offer, sale and issuance of the Shares to be issued at the Closing and the Warrant are exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), by virtue of Section 4(2) thereof, are exempt from the qualification provisions of the state securities laws of the State of Illinois (the "Blue Sky Laws") by virtue of sections 4C, 4G and 4Q thereof, and assuming no change in the Securities Act or Blue Sky Laws between the date hereof and the date of exercise of the Warrants, the issuance and sale of those Shares which may be issued upon exercise of the Warrant, shall also be exempt from the Securities Act and such Blue Sky Laws under such sections.

           (l) Absence of Default on Material Contracts. Neither the Company nor its Subsidiaries is in material default under any material contract or contracts which in the aggregate would have a Material Adverse Effect.

           (m) Broker's Fees. No agent, broker, investment banker, Person, or firm acting on behalf of the Company is or will be entitled to any broker's or finder's fee or any other similar commission or similar fee, directly or indirectly, from any of the parties hereto in connection with any of the transactions contemplated herein; provided, however, that the Company may issue options under the Company's existing stock option plan to consultants for their assistance in connection with obtaining the rights under the License Agreement and the Supply Agreement.

           (n) Registration Rights. Except as set forth on Schedule 5.1(n), the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any Person other than to Investor.

      5.2 Representations and Warranties of The Investor. The Investor represents and warrants that on the date hereof and at Closing:

           (a) Power, Authority and Authorization. Investor has full power and authority to enter into this Agreement, the Registration Rights Agreement, to purchase and acquire the Securities, and to perform all of its obligations hereunder. All corporate action on the part of the Investor, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of the Investor hereunder and thereunder, have been taken, and this Agreement constitutes, and at Closing the Registration Rights Agreement will constitute, valid and legally binding obligations, enforceable in accordance with their terms.

           (b) Purchase Entirely for Own Account. This Agreement is made with Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Securities will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities; provided, however that Investor may transfer the Securities, or any part thereof, subject to the provisions of this Agreement, to any wholly-owned subsidiary, and such transfer shall not be deemed to be a distribution by Investor, or a violation of its representations set forth herein.

           (c) Disclosure of Information. Investor believes it received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the acquisition by it of the Securities.


           (d) Investment Experience. Investor can bear the economic risk of its investment in the Company and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Investor also represents it has not been organized for the purpose of acquiring the Securities.

           (e) Accredited Investor. Investor is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

           (f) Restricted Securities. Investor understands that the Securities are characterized as "restricted securities" under the Federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

           (g) Further Limitations on Disposition. Without in any way limiting the representations set forth above, Investor further agrees not to make any transfer of all or any portion of the Shares (including any transfer to any wholly-owned subsidiary) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the provisions of this Agreement applicable to such Shares, and any applicable agreement to which Investor is a party, including, without limitation, the Registration Rights Agreement and except with respect to any transfer other than to a wholly-owned subsidiary of Investor:

                 (i) There is then in effect a Registration Statement under the
            Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                 (ii) A.  Investor shall have notified the Company of the
            proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and B. if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

           (h) Legends. The certificates evidencing the Shares to be issued at Closing and the Shares issuable upon exercise of the Warrant may bear one or all of the following legends:

                 (i) "The securities represented hereby have not been
            registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged, hypothecated or transferred in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

                 (ii) Any legend which, in the opinion of counsel for the
            Company, is required or appropriate under any state or Federal securities laws, rules or regulations.

           (i) Broker's Fees. No agent, broker, investment banker, Person, or firm acting on behalf of the Investor is or will be entitled to any broker's or finder's fee or any other similar commission or similar fee, directly or indirectly, from any of the parties hereto in connection with any of the transactions contemplated herein.

                                  ARTICLE 6

                                  COVENANTS

     6.1 Maintain Exchange Act Registration and Listing. At all times when the Investor is holding Shares which it received under this Agreement, the Warrant or Shares it received upon exercise of the Warrant, the

Company shall maintain its registration of such Shares under the Securities Exchange Act of 1934 (the "Exchange Act"), shall make all filings required under the Exchange Act and shall use its best efforts to have the Shares continue to be listed on the NASDAQ national market list, or on some other comparable exchange. The Company shall not voluntarily withdraw its Shares from registration under the Exchange Act or withdraw the Shares from such listing.

     6.2 Perfect Securities Act and Blue Sky Exemptions. The Company will make all filings required under the Securities Act and the Blue Sky Laws, if any, to obtain, secure or perfect applicable exemptions for the issuance of the Shares to be issued at Closing hereunder, the Warrant and the Shares to be issued upon exercise of the Warrant.

     6.3 Limitation on Other Registration Rights. The Company will not grant to any Person any registration rights, the effect of which is to restrict, prohibit, limit or make subordinate the registration rights granted to the Investor under the Registration Rights Agreement, except pursuant to the grant of rights to Persons which rights are pari passu with the rights of the Investor, based upon either the total number of shares of Common Stock owned (including those subject to exercisable warrants or convertible securities) or the number of shares of Common Stock proposed to be sold by each such party holding registration rights.


                                  ARTICLE 7

                                 MISCELLANEOUS

     7.1 Assignments. The Investor shall not assign this Agreement, or any of its rights hereunder, other than to a party to whom it could assign the Shares directly under Section 5.2(g). Upon any permitted assignment of this Agreement, the Investor and the assignee shall satisfy the requirements of
Section 5.2(g), as though such assignment were a direct assignment of the Shares. The assignment of this Agreement shall not release the Investor from its obligaitons hereunder.

     7.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given at the time it is received if delivered personally or by facsimile transmission, mailed by registered or certified mail (return receipt requested, postage prepaid) or sent by overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to the Company:

     Unimed Pharmaceuticals, Inc.
     2150 East Lake Cook Road
     Buffalo Grove, Illinois  60089-1862
     U.S.A.
     Attention:  Stephen M. Simes, President
     Telecopier No.:  (708) 541-2533

     If to the Investor:

     Laboratoires Besins Iscovesco, S.A.
     5, Rue du Bourg l'Abbe
     75003 Paris
     France
     Attention:  Antoine Besins
     Telecopier No.:  33,1,42,77,14,62
     with a copy to:

     Besins Iscovesco U.S. Inc.
     620 Herndon Parkway
     Suite 200
     Herndon, Virginia  22073-3840
     Attention:  Jay Bua
     Telecopier No.:  (703) 478-0959

     7.3 Execution in Counterparts. This Agreement may be executed in counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     7.4 Headings. The Article, Section and subsection headings are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     7.5 Exhibit and Schedule References. Any item or matter disclosed in one Section, Exhibit or Schedule to this Agreement shall be deemed disclosed in any other Section, Exhibit or Schedule where such disclosure is relevant, even if there is no express cross-reference, provided that the relevance of the disclosure is reasonably apparent. Disclosure of items that may or may not be required to be disclosed by this Agreement does not mean that such items are material or create a standard of materiality.

     7.6 Publicity. If either party wishes to make a public disclosure concerning this Agreement and such disclosure mentions the other party by name or description, such other party will be provided with an advance copy of the disclosure and will have three (3) business days within which to approve or disapprove such use of its name or description. Approval shall not be unreasonably withheld by either party. Absent approval, no public disclosure shall use the name of or otherwise describe such party except to the extent required by law.

     7.7 Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of the Company and the Investor and their respective successors and assigns. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to its conflicts of laws principles.

     7.8 Severability. The invalidity of any provision of this Agreement or portion of a provision shall not affect the validity of any other portion of this Agreement or the remaining portion of the applicable provision.

     7.9 Submission to Jurisdiction. The Company and the Investor hereby irrevocably submit to the jurisdiction and exclusive venue of any state or Federal court located in the State of Illinois over any action or proceeding to enforce or defend any right under this Agreement, the Registration Rights Agreement and the Warrant, or under any amendment, instrument, document, or agreement delivered, or that may in the future be delivered, in connection herewith or therewith, and the Company and the Investor hereby irrevocably agree that all claims in respect of any such action or proceeding may be heard and determined in such state or Federal court. The Company and the Investor hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of any such action or proceeding. The Company and the Investor agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The Company and the Investor agree not to institute any legal action or proceeding against the Company, the Investor or any of their directors, officers, employees, agents or properties, arising out of or relating to this agreement or any of the documents referred to above, in any court other than one hereinabove specified in this Section 7.9. Nothing in this Section 7.9 shall affect the right of the Company or the Investor to serve legal process in any other manner permitted by law, or the right of any the Company or the Investor to bring any action or proceeding against the property of the Company or the Investor in the courts of any other jurisdictions.

     IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their respective officers thereunto duly authorized, as the case may be, as of the date first above written.

                                          THE COMPANY:

                                          UNIMED PHARMACEUTICALS, INC.

                                          By:________________________________

                                          Name and Title:____________________

                                          INVESTOR:

                                          LABORATOIRES BESINS ISCOVESCO, S.A.

                                          By:_________________________________

                                          Name and Title:_____________________

                                   SCHEDULES


Schedule 5.1(b)  Exceptions to due organization, qualification of Subsidiaries

Schedule 5.1(f) Conflicts with corporate documents, loans, etc. resulting from this Agreement

Schedule 5.1(g)  Consents required

Schedule 5.1(h) Violations of law, failure to file reports, failure to retain required records.

Schedule 5.1(l)  Defaults under contracts.

Schedule 5.1(n)  Registration rights granted to other parties

                                Schedule 5.1(b)
         Exceptions to due organization, qualification of Subsidiaries


                                      None

                                Schedule 5.1(f)
 Conflicts with corporate documents, loans, etc. resulting from this Agreement


                                      None

                                Schedule 5.1(g)
                               Consents required

                                      None

                                Schedule 5.1(h)
Violations of law, failure to file reports, failure to retain required records.

                                      None

                                Schedule 5.1(l)
                           Defaults under contracts.

                                     None

                                Schedule 5.1(n)
                  Registration rights granted to other parties

The Company has granted registration rights to John Kapoor and The John N. Kapoor Trust with respect to the shares of common stock, warrants and options held by them.

The Company has granted registration rights to Life Sciences Corporation with respect to its warrant for 50,000 shares.